Exhibit 21.1

                       Smith & Wesson Holding Corporation
                         Subsidiaries of the Registrant


                      State or other jurisdiction of       Percentage of voting
Name                   incorporation or organization          securities owned
----                   -----------------------------          ----------------
Smith & Wesson                   Delaware                             100%
Corp.

Lost Coast                        Nevada                              100%
Ventures, Inc.

voting